Exhibit 10.2
                                                                    ------------


                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT entered into as of this 14th day of June 2003, between MR3 Systems, Inc., a Delaware corporation, located at 435 Brannan Street, Suite 200, San Francisco, CA 94107 (the "Company"), and Irving W. DeVoe, Ph.D., of 127 Front Street, Marblehead, Massachusetts 01945 (the `Executive").

         WHEREAS, the Company desires to employ Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

         1.       Term of Employment.
                  ------------------

         (a) Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period commencing on the date of this Agreement and ending three years from the date hereof (the "Term").

         (b) Continuing Effect. Notwithstanding any termination of this Agreement at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Sections 6(a), 6(b) and 7 shall be binding upon the legal representatives, successors and assigns of the Executive, except as otherwise provided in this Agreement.

         2.       Duties.
                  ------

         (a) General Duties. The Executive shall serve as Chief Science Officer for the Company with duties and responsibilities that are customary for such executives. The Executive will also perform services for such subsidiaries as may be necessary. The Executive will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Company's delegation of authority to other employees and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company's earnings or other results of the Executive's performance.

         (b) Devotion of Time. The Executive will devote substantially full time normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. It is expressly understood that the Executive will not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to any other persons, business or organization (other than as set forth above) without the prior consent of the Board of Directors of the Company.

         3.       Compensation and Expenses.
                  -------------------------

         (a) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual base salary of $120,000 during the Term. The Company will pay the Executive his annual salary in equal installments no less frequently than monthly. Salary may be accrued and can also be convertible, in whole or in part, into shares of the Corporation's Common Stock at the per share market price in effect at the end of each applicable pay period. Executive must notify the Corporation of such conversion, in writing, within 30 days of the end of the applicable pay period.

         (b) Royalty. The Company shall pay to the Executive an annual royalty equal to 5% of the Net Profits of the Company received from the sale or utilization of its MR3 technologies during the Company's fiscal year ending December 31, of each year. Such royalties shall be paid on or before January 31 of each year during the Term hereof, and shall terminate once a cumulative total of $2,500,000 in royalties has been paid to the Executive hereunder.

         (c)      Bonuses.

                  The Executive may receive additional annual bonuses if and when authorized by the Company's Board of Directors.

         (d) Expenses. In addition to any compensation received hereunder the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to executive officers.

         4.       Benefits.
                  --------

         (a) Vacation. For each 12-month period during the Term, the Executive will be entitled to four weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.

         (b) Employee Benefit Programs. Without limiting the compensation to which the Executive is entitled pursuant to the provisions of Section 3 or this Section 4, during the Term, the Executive will be entitled to participate in any pension, insurance or other employee benefit plan that is maintained at that time by the Company for its executive officers, including programs of medical insurance.

         (c) Automobile Allowance. Executive shall be entitled to an automobile allowance of $500/month.

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

         5.       Termination.
                  -----------

         (a) Termination for Cause. The Company may terminate the Executives employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice, except that termination based upon clause (iii) below shall not become effective unless the Executive shall fail to correct such breach within 45 days of receipt of written notice. At the conclusion of such 45-day period, this alleged breach shall be deemed to have been cured unless written notice to the contrary is given. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3. "Cause" shall mean: (i) the Executive is convicted of a felony which is related to the Executive's employment or the business of the Company; (ii) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or gross misconduct, misappropriated Company funds, or otherwise defrauded the Company, in any case, in material harm to the Company; and (iii) the Executive materially breaches any provision of Section 6 or Section 7.

         (b) Continuing Effect. Notwithstanding any termination of the Executive's employment as provided in this Section 5, the provisions of Sections 6 and 7 shall remain in full force and effect.

         6.       Non-Competition Agreement.
                  -------------------------

         (a) Competition with the Company. Except as provided for in Sections 2(b) and 6(b) hereof, until termination of his employment and for a period of 6 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the Company, within any metropolitan area in the United States or elsewhere in which the Company is then engaged in the offer and sale of competitive products or services. Additionally, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business.

         (b) Solicitation of Customers. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business form any Customer, or any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 12-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

         (c) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

         7.       Proprietary Information and Inventions.
                  --------------------------------------

         (a) The Executive acknowledges that the Company is engaged in a continuous program of research, development and production respecting its business, present and future, including fields generally related to its business and that the Company possesses and will continue to possess information that has been created by, discovered or developed by, or made known to the Executive during the period of or arising out of his employment by the Company and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By the way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulas, data, know-how, software programs, improvements, inventions, techniques, marketing plans, strategies, forecasts, computer programs, copyrightable material, and customer lists.

         (b) All Proprietary Information shall be the sole property of the Company and its assignees, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith.

         The Executive hereby assigns to the Company any rights he may have or acquire in such Proprietary Information, as well as any rights he may have to the patents and patents "pending" listed in the attached Exhibit "A." At all times, both during his employment by the Company and after its termination, the Executive will keep in confidence and trust all Proprietary Information, and will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing his duties to the Company.

         (c) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to the Executive by the Company or produced by the Executive or others in connection with his employment shall be and remain the sole property to the Company and shall be returned to it immediately as and when requested by the Company. Even if the Company does not so request, the Executive shall return and deliver all such property upon termination of his employment for any reason and the Executive will not take with him any such property or any reproduction of such property upon such termination.

         (d) The Executive will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulas, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived of reduced to practice or learned by the Executive, either alone or jointly with others, during the term of his employment (all said improvements, inventions, formulas, ideas, processes, techniques, know-how and data shall be hereinafter collectively called "Inventions").

         (e) The Executive agrees that all Inventions which he developed (in whole or in part, either alone or jointly with others) and (I) used the equipment, supplies, facilities or trade secret information of the Company, or
(II) used the hours for which he was compensated by the Company, or (III) which relates to the business of the Company or its actual or demonstrably anticipated research and development or (1V) which results, in whole or in part, from work performed by him for the Company, shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. The Executive hereby assigns to the Company any rights he may have or acquires in such Inventions. The Executive further agrees as to all such Inventions to assist the Company in every proper way, but at the Company's expense; to obtain and from time-to-time enforce patents on said Inventions in any and all countries, and to that end, the Executive will execute all documents for use in applying for and obtaining such patents and copyrights thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. The Executive's obligation to assist the Company in obtaining and enforcing patents for such Inventions in any and all countries shall continue beyond the termination of his employment, but the Company shall compensate the Executive at a reasonable and mutually agreed upon rate after such termination for time actually spent by the Executive at the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure the Executive's signature to any lawful and necessary document required to apply for or execute any patent applications with respect to such an Invention (including renewals, extensions, continuations, divisions or continuations in part thereof), the Executive irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and in his behalf and instead of him, to execute and file any such application to do all other lawfully permitted acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by the Executive.

         (f) The Executive represents to the best of his knowledge that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. The Executive has not entered into, and agrees he will not enter into, any agreement either written or oral in conflict herewith.

         8.       Assignability.
                  -------------

         With the written consent of the Executive, the rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors or assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

         9.       Severability.
                  ------------

         (a) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances, as they exist on the date hereof.

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

Should a decision, however, be made at a later date by a court or legal proceeding that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention of the agreement of the Executive and the Company that this Agreement shall be construed by the court or tribunal in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If in a legal proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

         (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

         10.      Notices and Addresses.
                  ---------------------

         All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested to the respective addresses first above written, or to such other address as either of them, by notice to the other, may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         11.      Counterparts.
                  ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         12.      Attorneys Fees.
                  --------------

         In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding under this Agreement, is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable outside attorney's fee, costs and expenses.

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

         13.      Governing Law.
                  -------------

         This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of California without regard to choice of law considerations.

         15.      Entire Agreement.
                  ----------------

         This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed, waived, discharged or terminate orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver, discharge or termination is sought.

         16.      Section and Paragraph Headings.
                  ------------------------------

         The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


         IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date and first above written.


MR3 SYSTEMS, INC.                      EXECUTIVE



By: /s/ BRADLEY N. ROTTER              By: /s/ IRVING W. DEVOE
    ------------------------------         ------------------------------
    Bradley N. Rotter                      Irving W. DeVoe, Ph.D
    President

                                    EXHIBIT A
                                    ---------

                                     PATENTS
                                     -------


TITLE      INVENTORS      COUNTRY           PATENT NO.        DATE
-----      ---------      -------           ----------        ----

1          IWD & BEH      Canada            1,206,057         June 17, 1986
2          IWD & BEH      Canada            1,207,628         July 5, 1986
2          IWD & BEH      Canada            1,215,545         December 23, 1986
2          IWD & BEH      USA               4,626,416         December 2, 1985
2          IWD & BEH      USA               4,530,963         July 23, 1985
2          IWD & BEH      USA               4,585,559         April 29, 1986
2          IWD & BEH      Europe            83/ 107137.8      July 21,1983
2          IWD & BEH      Australia         554,842           July 19, 1983
3          IWD & BEH      Canada            1,211,338         September 16, 1986
3          IWD & BEH      South Africa      84/9177           July 31, 1985
2          IWD & BEH      Europe            84/110,501.8      September 4, 1984
2          IWD & BEH      New Zealand       204,701.00        June 24, 1983
4          IWD & BEH      New Zealand       214,439.00        December 4, 1985
5          IWD & BEH      New Zealand       214,440.00        December 4, 1985
2          IWD & BEH      Japan             58-129604         July 18, 1983
2          IWD & BEH      Australia         33784/84          October 4, 1984
6          IWD & BEH      USA               5,066,371         November 19, 1991
7          IWD & BEH      USA               5,089,123         February 18,1992


PATENT TITLES:

1. Siderophoric compositions

2. Insoluble chelating compositions

3. Insoluble compositions

4. Removal of FE3+. TH3+, UO22+, or mixtures thereof from solution

5. Separation of TH4+ from an insoluble composition

6. Removal of contaminants and recovery of metals from waste solutions

7. Apparatus for continuous removal of materials from liquid

                                    EXHIBIT B
                                    ---------

                             ANTIDILUTION AGREEMENT
                             ----------------------


         This ANTIDILUTION AGREEMENT ("Agreement") is made on this day October 19, 1999 by and between Bioponic International ("Bioponic"), a California Corporation located at Pier 54, San Francisco, California 94107 and Irving W. DeVoe, an individual residing at 50 Front Street, Marblehead, Massachusetts 01945 for the purpose of granting additional Warrants to maintain the same percentage of ownership in this Corporation.

THEREFORE, the parties agree as follows:

     1. Bioponic agrees to grant to Irving W. DeVoe anti-dilution protection against any further stock issuances by Bioponic subsequent to June 30, 1999.

     2. Bioponic agrees that Irving W. DeVoe shall have the right to maintain his thirteen percent (13%) equity ownership in Bioponic, through the issuance of Warrants to purchase Common Stock in the Company.

     3. Bioponic hereby grants to Irving W. DeVoe the right to receive additional 5-year Warrants at an exercisable price to 10 cents per Common Share, or ten percent (10%) of the price by others for the issuance of additional equities securities, whichever is greater. This Agreement shall terminate should Irving W. DeVoe cease to be employed by the Company.

EXECUTED effective the date first set forth above.

Bioponic International



By: /s/ RANDALL S. REIS                By: /s/ IRVING W. DEVOE
    ------------------------------         ------------------------------
    Randall S. Reis                        Irving W. DeVoe
    Chairman & CEO

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